United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 18, 2009

ACCEPTANCE INSURANCE COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7461
(State of Formation)	(Commission File Number)

31-0742926

(IRS Employer Identification Number)

300 West Broadway Council Bluffs, Iowa	51503
(Address of principal executive offices)	(Zip Code)

(712) 329-3600

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 8.01.	Other Events

As previously disclosed, Granite Reinsurance Company, Ltd. (“Granite Re”), a Barbados reinsurer, filed a proof of claim against Acceptance Insurance Companies, Inc. (“AICI”), in its Chapter 11 proceeding claiming AICI owed it $9,000,000 of premium, plus interest, pursuant to an MPCI Stop Loss Reinsurance Contract (“Contract”) issued by Granite Re. Subsequently, Granite Re filed a complaint in the United States District Court for the District of Nebraska against AICI’s wholly owned subsidiary, Acceptance Insurance Company (“AIC”), alleging AIC also was liable to Granite Re on the same Contract. By consent, the district court transferred Granite Re’s proceeding against AIC to the United States Bankruptcy Court for the District of Nebraska (the “Bankruptcy Court”), which consolidated the proceeding with proceedings in AICI’s Chapter 11 proceeding as Adversary Proceeding No. A06-8015. AICI thereafter initiated a separate adversary proceeding against Granite Re asserting a claim for unjust enrichment. (Adv. Pro. No. A06-8115). AICI asserted the Contract lacked consideration, and that Granite Re had been unjustly enriched by the $6,000,000 AICI paid to Granite Re for reinsurance Granite Re did not in fact provide. All issues associated with Granite Re’s proof of claim asserted against AICI, Granite Re’s adversary complaint against AIC, and AICI’s adversary complaint against Granite Re were consolidated for discovery and trial. On May 9, 2007 the Bankruptcy Court ruled that: (i) Granite Re has no right to premiums claimed and AICI and AIC have no right to a refund of premiums paid; (ii) the adversary proceedings of Granite Re and AICI will be dismissed and (iii) the Granite Re claim filed in the bankruptcy case will be denied.

As previously disclosed, this ruling was appealed by Granite Re to the United States Bankruptcy Appellate Panel for the Eighth Circuit (the “Appellate Court”). On March 12, 2008, the Appellate Court: (i) reversed the Bankruptcy Court’s judgment that Granite Re was not entitled to receive the $9 million of premium, plus interest and (ii) affirmed that AICI has no right to the refund of the premiums paid (In re: Acceptance Insurance Companies Inc., United States Bankruptcy Appellate Panel for the Eighth Circuit, Nos. 07-6027, 6029).

Also as previously disclosed, on April 10, 2008, the District Court for Lancaster County, Nebraska (the “District Court”) (Case No: CI 08-1434) entered an order of rehabilitation authorizing the rehabilitation of AIC, appointed a rehabilitator and granted an injunction. Pursuant to the order, among other things, the rehabilitator has all the power of the directors and officers of AIC, the rehabilitator took possession and control of AIC’s assets and administers them and the rehabilitator is vested with title to all of the property, contracts, rights of action and all of the books and records of AIC. Under the injunction, among other things, AIC is enjoined from transacting further business except as directed by the rehabilitator, transferring its assets and property or instituting or further prosecuting any actions or proceedings.

AICI appealed the Appellate Court’s rulings to the United States Court of Appeals for the Eighth Circuit (the “Circuit Court”). On May 18, 2009, the Circuit Court affirmed the rulings of the Appellate Court. (Case No. 08-1933.) There can be no assurance at this time what actions may be taken in AICI’s Chapter 11 bankruptcy proceeding or by the Nebraska Department of Insurance with respect to AIC as a result of the Circuit Court’s decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCEPTANCE INSURANCE COMPANIES INC.

By	/s/ John E. Martin
John E. Martin, President and Chief Executive Officer

May 19, 2009

3